UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2023

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

(Address of principal executive offices, including zip code)

(713) 267-7600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

New U.S. Subsidiary Facility Agreement

On January 10, 2023 (the “Facility Agreement Signing Date”), Bristow U.S. Leasing LLC (the “U.S. Borrower”), a subsidiary of Bristow Group Inc. (the “Company”), entered into a Facility Agreement (the “U.S. Facility Agreement”) among the U.S. Borrower, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security agent, pursuant to which the lenders have agreed to provide commitments to make a senior secured term loan in the amount of up to pound sterling (“GBP”) 70,000,000, to be provided in two tranches of up to GBP 40,000,000 and GBP 30,000,000 (the “U.S. Borrower Term Loan”). The U.S. Facility Agreement was entered into in order to, among other things, refinance the indebtedness under U.S. Borrower’s previous term loan credit facility with Lombard North Central Plc, dated November 11, 2016 (the “Existing U.S. Credit Agreement”), refinance the aircraft financed thereby, and provide additional financing to support the Company’s obligations under its contracts with the Department for Transport and the Maritime & Coastguard Agency of the United Kingdom (collectively, the “Department”). The borrowing of the funds under both tranches of the U.S. Borrower Term Loan will be available until 90 days after the Facility Agreement Signing Date. The borrowings under the U.S. Facility Agreement will be subject to perfection of liens on the BULL Aircraft Collateral (as defined below) and other customary borrowing conditions. The U.S. Borrower Term Loan will mature on March 31, 2036.

Borrowings under the U.S. Facility Agreement will bear interest at an interest rate equal to the Sterling Overnight Index Average plus 2.75% per annum. Interest will be paid monthly or quarterly in arrears, as selected by the U.S. Borrower. Upon receipt of a funding request, the agent shall prepare a repayment schedule so that the U.S. Borrower will repay the loan in equal consecutive quarterly installment payments commencing on March 31, 2023 until the maturity date. The U.S. Facility Agreement also includes certain mandatory prepayment events, including if (i) any aircraft are subject to a final disposition, (ii) any aircraft are subject to an event of loss, or (iii) the Company’s contracts with the Department are terminated or partially terminated. Following the occurrence of a mandatory prepayment event, the U.S. Borrower may be required to repay the U.S. Borrower Term Loan in the amount of (x) insurance proceeds related to any associated events of loss or (y) compensation proceeds related to a partial termination of the relevant contracts or, in respect of certain mandatory prepayment events, the agent may declare the loans immediately due and payable.

The U.S. Borrower’s obligations under the U.S. Facility Agreement will be guaranteed by the Company and will be secured by three (3) Sikorsky S-92 helicopters and two (2) Leonardo AW189 helicopters (together, the “BULL Aircraft”), together with the engines, and other equipment and parts that may from time to time be installed on the BULL Aircraft and certain related assets (collectively, the “BULL Aircraft Collateral”).

In addition, the U.S. Facility Agreement includes covenants that the Company considers customary for these types of facilities, including requirements to maintain, register and insure the BULL Aircraft Collateral and restrictions on the ability of the U.S. Borrower to incur additional liens on or sell the BULL Aircraft Collateral (except to the Company and its subsidiaries). The U.S. Borrower is also subject to a loan-to-value (“LTV”) ratio covenant which is tested annually and calculated on an aggregate basis with respect to the BULL Aircraft and the BALL Aircraft (as defined below) and the aggregate amounts outstanding under the U.S. Facility Agreement and the U.K. Facility Agreement (as defined below), beginning at 80% and reducing to 25% LTV over the course of the life of the U.S. Borrower Term Loan.

The foregoing description of the U.S. Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the U.S. Facility Agreement, a copy of which is attached here as Exhibit 10.1 and is incorporated by reference herein.

New U.K. Subsidiary Facility Agreement

On the Facility Agreement Signing Date, Bristow Aircraft Leasing Limited (the “U.K. Borrower”), a subsidiary of the Company, entered into a Facility Agreement (the “U.K. Facility Agreement”) among the U.K. Borrower, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security agent, pursuant to which the lenders have agreed to provide commitments to make a term loan in the amount of up to GBP 75,000,000 (the “U.K. Borrower Term Loan”). The U.K. Facility Agreement was entered into in order to, among other things, refinance the indebtedness under U.K. Borrower’s previous term loan credit facility with Lombard North Central Plc, dated November 11, 2016 (the “Existing U.K. Credit Agreement”), refinance the aircraft financed thereby, and provide additional financing to support the Company’s obligations under its contracts with the Department. The borrowing of the funds under the U.K. Borrower Term Loan will be available until 90 days after the Facility Agreement Signing Date. The borrowing under the U.K. Facility Agreement will be subject to perfection of liens on the BALL Aircraft Collateral (as defined below) and other customary borrowing conditions. The U.K. Borrower Term Loan will mature on March 31, 2036.

Borrowings under the U.K. Facility Agreement will bear interest at an interest rate equal to the Sterling Overnight Index Average plus 2.75% per annum. Interest will be paid monthly or quarterly in arrears, as selected by the U.K. Borrower. Upon receipt of a funding request, the agent shall prepare a repayment schedule so that the U.K. Borrower will repay the loan in equal consecutive quarterly installment payments commencing on March 31, 2023 until the maturity date. The U.K. Facility Agreement also includes certain mandatory prepayment events, including if (i) any aircraft are subject to a final disposition, (ii) any aircraft are subject to an event of loss, or (iii) the Company’s contracts with the Department are terminated or partially terminated. Following the occurrence of a mandatory prepayment event, the U.K. Borrower may be required to repay the U.S. Borrower Term Loan in the amount of (x) insurance proceeds related to any associated events of loss or (y) compensation proceeds related to a partial termination of the relevant contracts or, in respect of certain mandatory prepayment events, the agent may declare the loans immediately due and payable.

The U.K. Borrower’s obligations under the U.K. Facility Agreement will be guaranteed by the Company and will be secured by (i) five (5) Leonardo AW189 helicopters (the “BALL Aircraft”), together with the engines, and other equipment and parts that may from time to time be installed on the BALL Aircraft and certain related assets (collectively, the “BALL Aircraft Collateral”) and (ii) the BULL Aircraft Collateral.

In addition, the U.K. Facility Agreement includes covenants that the Company considers customary for these types of facilities, including requirements to maintain, register and insure the BALL Aircraft Collateral and restrictions on the ability of the U.K. Borrower to incur additional liens on or sell the BALL Aircraft Collateral (except to the Company and its subsidiaries). The U.K. Borrower is also subject to an LTV ratio covenant which is tested annually and calculated on an aggregate basis with respect to the BULL Aircraft and the BALL Aircraft and the aggregate amounts outstanding under the U.S. Facility Agreement and the U.K. Facility Agreement, beginning at 80% and reducing to 25% LTV over the course of the life of the U.K. Borrower Term Loan.

The foregoing description of the U.K. Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the U.K. Facility Agreement, a copy of which is attached here as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On January 11, 2023, the Company issued a press release announcing the signing of the U.S. Facility Agreement and the U.K. Facility Agreement as described in Item 1.01 of this Current Report on Form 8-K (this “report”). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Facility Agreement, dated as of January 10, 2023, among the Bristow U.S. Leasing LLC, the banks and financial institutions party thereto and National Westminster Bank Plc

10.2*	Facility Agreement, dated as of January 10, 2023, among the Bristow Aircraft Leasing Limited, the banks and financial institutions party thereto and National Westminster Bank Plc

99.1	Press Release dated January 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: January 13, 2023	By:	/s/ Jennifer D. Whalen
	Name:	Jennifer D. Whalen
	Title:	Senior Vice President, Chief Financial Officer